EXHIBIT 99.6

Here are the levels from Moody's on the $500 MM Bid pool, with bids due Tuesday, August 10th at 9 am PST.



This is based on a floating rate structure on LIBOR with a 10 bps cushion on LIBOR rates.



Bond                     % of Pool              Loss Cov           Libor
Spread
AAA                      81.8%                   23.5              +40
AA2                      5.6%                    17.75             +70
A2                       4.75%                   12.75             +150
A3                       1.15%                   11.5              +200
BAA1                     1.1%                    10.25             +250
BAA2                     1%                      9.0               +350
BAA3                     1%                      8.0               +350
B2                                               4.5

OC is 3.6 fully funded.